Exhibit 99.1

RE: NN, Inc. 6210 Ardrey Kell Road Charlotte, NC 28277

FOR FURTHER INFORMATION:

AT ABERNATHY MACGREGOR

Claire Walsh

(General info)

(212) 371-5999

FOR IMMEDIATE RELEASE

March 12, 2020

NN, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS

Full Year Net Sales Increase 10% to $847.5M Driven by Sales from Acquired Businesses and Organic Growth in Life

Sciences

Charlotte, N.C., March 12, 2020 – NN, Inc., (NASDAQ: NNBR), a diversified industrial company, today reported its financial results for the fourth quarter and the year ended December 31, 2019.

GAAP Results

Fourth Quarter 2019

GAAP net sales were $198.6 million, compared to $199.5 million for the fourth quarter of 2018. Life Sciences net sales increased by $8.9 million during the quarter due to increased core volumes, which were offset by lower demand in the automotive and general industrial end markets.

Fourth quarter 2019 GAAP loss from operations was $4.7 million, compared to a GAAP loss of $188.4 million for the same period in 2018. The loss from operations in the fourth quarter 2018 was largely driven by a goodwill impairment charge of $182.5 million and a fixed asset impairment charge of $5.2 million. Gross profit increased in the fourth quarter of 2019 by $1.8 million, offset by higher depreciation and amortization expenses and SG&A expenses.

Fourth quarter 2019 GAAP net loss was $14.1 million, compared to a GAAP net loss of $217.4 million in the fourth quarter of 2018. The higher GAAP net loss in 2018 was primarily due to the goodwill impairment charges and fixed asset impairment charges taken in 2018 and an impairment charge of $16.6 million taken against the investment in NN’s China joint venture.

Full Year 2019

Net sales in 2019 increased $76.8 million to $847.5 million, or 10%, compared to $770.7 million in 2018, attributable to $75.3 million in sales from businesses acquired in 2018, as well as organic growth of $9.8 million, driven by higher core volume in the Life Sciences group. This was partially offset by lower demand within the automotive end market in NN’s Mobile Solutions group as well as unfavorable foreign exchange effects of $8.4 million in Europe, South America and Asia.

GAAP income from operations was $9.9 million, compared to a $179.9 million GAAP loss for the same period in 2018. The 2018 loss was driven by certain one-time charges including a goodwill impairment of $182.5 million, fixed asset impairment of $5.2 million and acquisition expenses of $5.9 million. Gross profit grew by $24.3 million in 2019 from increased sales, offset by higher SG&A costs of $9.6 million, including $7.4 million related to 2018 acquisition costs, and a depreciation and amortization increase of $20.7 million.

GAAP net loss in 2019 was $46.7 million, compared to GAAP net loss of $263.0 million in 2018. GAAP net loss in 2018 was primarily driven by the aforementioned impairment charges.

Adjusted Results – Fourth Quarter 2019

Fourth quarter 2019 adjusted EBITDA was $33.2 million, or 16.7% of sales, versus $34.4 million, or 17.3% of sales, in the same prior year period. Adjusted income from operations for the fourth quarter of 2019 was $19.8 million, compared to $23.6 million for the same period in 2018. Fourth quarter 2019 adjusted net income was $5.7 million, or $0.14 per diluted share, compared to $12.3 million, or $0.29 per diluted share, for the same period in 2018. Free cash flow for the fourth quarter 2019 was $2.3 million.

Warren Veltman, President and Chief Executive Officer, stated, “In the fourth quarter, we enhanced our financial flexibility by issuing preferred stock, paying off our revolver, and extending our revolver and term B loans. In addition to these actions, we continue to find new ways to reduce corporate overhead and streamline costs, such as consolidating NN’s senior management leadership of the Mobile Solutions and Power Solutions business groups under the leadership of John Buchan and naming Chris Qualters as Executive Vice President of our Life Sciences segment. These combined initiatives have helped us make real progress in reducing the overall leverage of the company as we look to continue improving our capital structure and determine the best way to generate value for our shareholders.”

Life Sciences

Net sales for the fourth quarter of 2019 were $88.4 million, compared to $79.5 million in the fourth quarter of 2018, an increase of 11.2% or $8.9 million. Adjusted income from operations for the fourth quarter of 2019 was $17.9 million, compared to $15.7 million in the fourth quarter of 2018. Performance was driven primarily by increased core volumes in the orthopedic and medical/surgical end markets along with realization of synergy capture initiatives.

Mobile Solutions

Net sales for the fourth quarter of 2019 were $67.2 million, compared to $75.4 million in the fourth quarter of 2018, a decrease of $8.2 million or 10.9%. Adjusted income from operations for the fourth quarter of 2019 was $1.5 million, compared to $4.5 million in the fourth quarter of 2018. Lower demand within the automotive market, impact of the United Auto Workers strike against General Motors and an unfavorable tariff environment drove the decline.

Power Solutions

Net sales for the fourth quarter of 2019 were $43.6 million, compared to $45.2 million in the fourth quarter of 2018, a decrease of $1.6 million or 3.5%, driven by lower demand in the electrical products end market in China, primarily as a result of increased tariffs. Adjusted income from operations for the quarter was $5.8 million, consistent with the fourth quarter of 2018.

Adjusted Results – Full Year 2019

Adjusted EBITDA was $146.6 million or 17.3% of sales versus 2018 adjusted EBITDA of $136.0 million, or 17.6% of sales. Adjusted income from operations for 2019 was $97.0 million, compared to $91.9 million in 2018. Adjusted net income was $35.0 million in 2019, or $0.83 per diluted share, compared to $39.0 million, or $1.23 per diluted share, for the same period in 2018. Free cash flow for 2019 was negative $4.8 million. Net debt decreased by $75.7 million in 2019 to $757.6 million from $833.4 million in the same period a year ago.

Mr. Veltman continued, “NN has fundamentally solid businesses, strong relationships with our customers and suppliers as well as a passionate global workforce. I am proud to lead this company and as our financial position continues to gradually improve, I believe we are better-positioned to continue advancing a number of our strategic initiatives in 2020.

“While I am disappointed in our overall free cash flow generation for the year, it was in part impacted by our strategic decision to continue to pay our accounts payable on time in order to maintain good relationships with our suppliers. By reducing our 2019 year-end accounts payable balance, we expect to see a free cash flow benefit in the first quarter compared to last year.

“Looking ahead, we expect the global automotive slowdown and uncertainty caused by the coronavirus to adversely impact our results. To offset these factors, we will continue to pull levers that are in our control, including looking for more ways to enhance our commercial performance, improve our cost structure, reduce our inventory levels and accelerate accounts receivable collections.”

Life Sciences

Net sales were $359.7 million in 2019, compared to $248.2 million in 2018, an increase of $111.6 million or 45.0%. Adjusted income from operations in 2019 was $76.0 million, compared to $51.6 million in 2018. Sales growth in 2019 was driven by $71.4 million of net sales attributable to the Paragon Medical and Bridgemedica acquisitions as well as a $41.4 million increase in organic growth as a result of an increase in core volume primarily within the orthopedic and medical/surgical end markets.

Mobile Solutions

Net sales for 2019 were $297.7 million, compared to $335.0 million in 2018, a decrease of $37.3 million or 11.1%. Adjusted income from operations in 2019 was $17.9 million, compared to $30.5 million in 2018. Lower demand within the automotive markets and delays in new product launches drove the decline in both net sales and adjusted income from operations.

Power Solutions

Net sales for 2019 were $192.1 million, compared to $189.8 million in 2018, an increase of $2.3 million or 1.2%. Adjusted income from operations in 2019 was $32.8 million, compared to $33.6 million in 2018. Lower demand in the electrical products end market due to an unfavorable tariff environment drove the margin decline.

NN will discuss its results during its quarterly investor conference call on March 13, 2020 at 9:00 a.m. ET. The call and supplemental presentation may be accessed via NN’s website, www.nninc.com. The conference call can also be accessed by dialing 1-800-353-6461 or 1-334-323-0501 Conference ID: 3273655. For those who are unavailable to listen to the live broadcast, a replay will be available shortly after the call for 30 days.

NN discloses in this press release the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt. Each of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share and free cash flow provides supplementary information about the impacts of restructuring and integration expense, acquisition and transition expenses, foreign exchange impacts on inter-company loans, amortization of intangibles and deferred financing costs, and other non-operating impacts on our business. Net debt is defined as debt and finance leases less cash.

The financial tables found later in this press release include a reconciliation of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per diluted share and free cash flow to the U.S. GAAP financial measures of income from operations, net income (loss), net income (loss) per diluted share and net cash provided by (used in) operating activities.

NN, Inc., a diversified industrial company combines advanced engineering and production capabilities with in-depth materials science expertise to design and manufacture high-precision components and assemblies for a variety of markets on a global basis. Headquartered in Charlotte, North Carolina, NN has 50 facilities in North America, Europe, South America and China.

Except for specific historical information, many of the matters discussed in this press release may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These, and similar statements, are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual performance of NN, Inc. and its subsidiaries to differ materially from those expressed or implied by this discussion. All forward-looking information is provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “assumptions”, “target”, “guidance”, “outlook”, “plans”, “projection”, “may”, “will”, “would”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “potential” or “continue” (or the negative or other derivatives of each of these terms) or similar terminology. Factors which could materially affect actual results include, but are not limited to: general economic conditions and economic conditions in the industrial sector, disruptions in the Company’s businesses and global economies and other impacts from further spread of the coronavirus outbreak, inventory levels, regulatory compliance costs and the Company’s ability to manage these costs, start-up costs for new operations, debt reduction, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability and price of raw materials, currency and other risks associated with international trade, the Company’s dependence on certain major customers, and the successful implementation of the global growth plan including development of new products. Similarly, statements made herein and elsewhere regarding pending and completed transactions are also forward-looking statements, including statements relating to the future performance and prospects of an acquired business, the expected benefits of an acquisition on the Company’s future business and operations and the ability of the Company to successfully integrate recently acquired businesses.

For additional information concerning such risk factors and cautionary statements, please see the section titled “Risk Factors” in the Company’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Except as required by law, we undertake no obligation to update or revise any forward-looking statements we make in our press releases, whether as a result of new information, future events or otherwise.

Financial Tables Follow

NN, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net sales	$198,632	$199,477	$847,451	$770,657
Cost of sales (exclusive of depreciation and amortization shown separately below)	154,279	156,923	641,639	589,181

Gross profit (loss)	44,353	42,554	205,812	181,476
Selling, general and administrative expense	24,312	22,285	103,223	93,583
Acquisition related costs excluded from selling, general and administrative expense	—	61	—	5,871
Depreciation and amortization	22,876	19,330	91,846	71,128
Restructuring and integration expense, net	—	(10)	(12)	2,127
Goodwill impairment	—	182,542	—	182,542
Other operating (income) expense, net	1,885	6,726	866	6,089

Income (loss) from operations	(4,720)	(188,380)	9,889	(179,864)
Interest expense	14,663	14,651	57,155	61,243
Loss on extinguishment of debt and write-off of debt issuance costs	594	—	3,293	19,562
Derivative (gain) loss on change in interest rate swap fair value	—	—	—	—
Other (income) expense, net	256	(541)	1,140	1,341

Loss before benefit for income taxes and share of net income from joint venture	(20,233)	(202,490)	(51,699)	(262,010)
Benefit for income taxes	4,812	1,200	3,277	13,413
Share of net income from joint venture	1,336	(16,134)	1,681	(14,390)

Income (loss) from continuing operations	$(14,085)	$(217,424)	$(46,741)	$(262,987)
Income from discontinued operations, net of tax (Note 2)	—	—	—	—

Net income (loss)	$(14,085)	$(217,424)	$(46,741)	$(262,987)

Other comprehensive loss:
Reclassification adjustment for discontinued operations	—	—	—	—
Foreign currency translation gain (loss)	7,509	(4,248)	(3,845)	(13,609)
Interest rate swap:
Change in fair value of interest rate swap, net of tax	1,520	—	(10,479)	—
Less: reclassification adjustment for (gains) losses included in net income, net of tax	846	—	1,084	—

Other comprehensive income (loss)	$9,875	$(4,248)	$(13,240)	$(13,609)

Comprehensive income (loss)	$(4,210)	$(221,672)	$(59,981)	$(276,596)

Basic net income (loss) per common share:
Income (loss) from continuing operations per common share	$(0.35)	$(5.18)	$(1.13)	$(8.30)
Income from discontinued operations per common share	$—	$—	$—	$—
Net income (loss) per common share	$(0.35)	$(5.18)	$(1.13)	$(8.30)

Weighted average common shares outstanding	42,078	28,688	42,030	31,678

Diluted net income (loss) per common share:
Income (loss) from continuing operations per common share	$(0.35)	$(5.18)	$(1.13)	$(8.30)
Income from discontinued operations per common share	$—	$—	$—	$—
Net income (loss) per common share	$(0.35)	$(5.18)	$(1.13)	$(8.30)

Weighted average common shares outstanding	42,078	41,959	42,030	31,678

Cash dividends declared per common share	$—	$0.07	$0.21	$0.28

NN, Inc.

Consolidated Balance Sheets

(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$31,703	$17,988
Accounts receivable, net	131,558	133,421
Inventories	118,722	120,925
Income tax receivable	5,973	2,277
Other current assets	15,024	21,592

Total current assets	302,980	296,203
Property, plant and equipment, net	374,513	361,028
Operating lease right-of-use assets	65,496	—
Goodwill	439,095	439,452
Intangible assets, net	329,260	376,248
Investment in joint venture	21,755	20,364
Other non-current assets	8,885	7,607

Total assets	$1,541,984	$1,500,902

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$57,340	$65,694
Accrued salaries, wages and benefits	30,428	24,636
Income tax payable	1,028	—
Current maturities of long-term debt	19,160	31,280
Current portion of operating lease liabilities	6,652	—
Other current liabilities	24,873	23,420

Total current liabilities	139,481	145,030
Deferred tax liabilities	85,799	91,838
Non-current income tax payable	1,272	3,875
Long-term debt, net of current portion	757,440	811,471
Operating lease liabilities, net of current portion	66,980	—
Other non-current liabilities	44,723	29,417

Total liabilities	1,095,695	1,081,631
Commitments and contingencies
Redeemable, convertible preferred stock	93,012	—
Common stock	423	421
Additional paid-in capital	501,615	508,655
Warrants	1,076	—
Accumulated deficit	(105,283)	(58,491)
Accumulated other comprehensive loss	(44,554)	(31,314)
Total stockholders’ equity	353,277	419,271

Total liabilities, preferred stock, and stockholders’ equity	$1,541,984	$1,500,902

NN, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Twelve Months Ended December 31,
	2019	2018
Cash flows from operating activities
Net income (loss)	$(46,741)	$(262,987)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of continuing operations	91,846	71,128
Depreciation and amortization of discontinued operations	—	—
Amortization of debt issuance costs	4,789	4,845
Goodwill impairment	—	182,542
Other impairments	643	21,825
Loss on extinguishment of debt and write-off of debt issuance costs	3,293	19,562
Total derivative mark-to-market loss (gain), net of cash settlements	—	—
Share of net income from joint venture, net of cash dividends received	(1,681)	642
Gain on disposal of discontinued operations, net of tax and cost to sell	—	—
Compensation expense from issuance of share-based awards	2,822	2,416
Deferred income taxes	(3,142)	(22,402)
Other	3,169	1,290
Changes in operating assets and liabilities, excluding acquisitions:
Accounts receivable	1,265	(3,543)
Inventories	1,426	(16,208)
Accounts payable	(7,900)	2,693
Income taxes receivable and payable, net	(5,292)	39,615
Other	4,029	(479)

Net cash provided by (used in) operating activities	48,526	40,939
Cash flows from investing activities
Acquisition of property, plant and equipment, net of acquisitions	(53,321)	(64,036)
Short-term investment	8,000	—
Cash paid to acquire businesses, net of cash received	—	(399,009)
Proceeds from sale of property, plant, and equipment	7,287	1,434
Proceeds from sale of business, net of cash sold	—	838
Other	(711)	(517)

Net cash provided by (used in) investing activities	(38,745)	(461,290)
Cash flows from financing activities
Cash paid for debt issuance or prepayment costs	(11,336)	(20,726)
Dividends paid	(8,879)	(8,826)
Proceeds from issuance of common stock	—	217,312
Proceeds from issuance of preferred stock	95,741	—
Proceeds from long-term debt	54,209	311,841
Repayment of long-term debt	(108,157)	(290,687)
Proceeds from (repayments of) short-term debt, net	(12,564)	10,305
Other	(3,715)	(4,126)

Net cash provided by (used in) financing activities	5,299	215,093
Effect of exchange rate changes on cash flows	(1,365)	(1,200)
Net change in cash and cash equivalents	13,715	(206,458)
Cash and cash equivalents at beginning of period (1)	17,988	224,446

Cash and cash equivalents at end of period	$31,703	$17,988

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

$000s	Three Months Ended December 31,
NN, Inc. Consolidated	2019	2018
GAAP income from operations	$(4,720)	$(188,380)
Restructuring and integration expense	—	(10)
Acquisition and transition expense*	13,012	15,822
Amortization of intangibles	11,253	8,439
Impairments (Goodwill and fixed assets)	244	187,778

Non-GAAP adjusted income from operations (a)	$19,790	$23,649

Non-GAAP adjusted operating margin (1)	10.0%	11.9%
GAAP net sales	$198,632	$199,477

$000s	Three Months Ended December 31,
Mobile Solutions	2019	2018
GAAP income from operations	$(564)	$(76,134)
Restructuring and integration expense	—	(10)
Acquisition and transition expense	1,177	1,747
Amortization of intangibles	838	885
Impairments (Goodwill and fixed assets)	—	78,054

Non-GAAP adjusted income from operations (a)	$1,451	$4,542

Share of net income from joint venture	1,336	(16,134)
Impairment of joint venture	—	16,589

Non-GAAP adjusted income from operations with JV	$2,788	$4,997

Non-GAAP adjusted operating margin (1)	4.2%	6.6%
GAAP net sales	$67,159	$75,359

$000s	Three Months Ended December 31,
Elimination	2019	2018
GAAP net sales	$(528)	$(533)

$000s	Three Months Ended December 31,
Power Solutions	2019	2018
GAAP income from operations	$1,024	$(109,054)
Restructuring and integration expense	—	—
Acquisition and transition expense	1,823	3,524
Amortization of intangibles	2,748	2,193
Impairments (Goodwill and fixed assets)	244	109,100

Non-GAAP adjusted income from operations (a)	$5,839	$5,763

Non-GAAP adjusted operating margin (1)	13.4%	12.8%
GAAP net sales	$43,621	$45,194

$000s	Three Months Ended December 31,
Life Sciences	2019	2018
GAAP income from operations	$5,605	$6,174
Restructuring and integration expense	—	—
Acquisition and transition expense	4,667	4,122
Amortization of intangibles	7,666	5,361
Impairments (Goodwill and fixed assets)	—	—

Non-GAAP adjusted income from operations (a)	$17,938	$15,657

Non-GAAP adjusted operating margin (1)	20.3%	19.7%
GAAP net sales	$88,381	$79,457

(1)	Non-GAAP adjusted operating margin = Non-GAAP adjusted income from operations/ GAAP net sales
*	2019 Includes Capacity & Capabilities Dev - $2.0 / Prof Fees - $2.7 / Integration & Transformation - $8.4 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Inventory Step-Up - $0.0

2018 Includes Capacity & Capabilities Dev - $3.1 / Prof Fees - $3.2 / Integration & Transformation - $8.7 / AcqTransaction Costs - $0.1 / Asset Write-Downs/Inventory Step-Up - $0.8

Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations

$000s	Twelve Months Ended December 31,
NN, Inc. Consolidated	2019	2018
GAAP income from operations	$9,889	$(179,864)
Restructuring and integration expense	(12)	2,127
Acquisition and transition expense*	39,463	49,262
Amortization of intangibles	46,998	32,553
Impairments (Goodwill and fixed assets)	644	187,778

Non-GAAP adjusted income from operations (a)	$96,982	$91,856

Non-GAAP adjusted operating margin (1)	11.4%	11.9%
GAAP net sales	$847,451	$770,657

$000s	Twelve Months Ended December 31,
Mobile Solutions	2019	2018
GAAP income from operations	$9,553	$(55,079)
Restructuring and integration expense	(12)	63
Acquisition and transition expense	4,884	3,877
Amortization of intangibles	3,479	3,540
Impairments (Goodwill and fixed assets)	—	78,054

Non-GAAP adjusted income from operations (a)	$17,904	$30,456

Share of net income from joint venture	1,681	(14,390)
Impairment of joint venture	—	16,589

Non-GAAP adjusted income from operations with JV	$19,585	$32,655

Non-GAAP adjusted operating margin (1)	6.6%	9.7%
GAAP net sales	$297,749	$335,037

$000s	Twelve Months Ended December 31,
Elimination	2019	2018
GAAP net sales	$(2,130)	$(2,331)

$000s	Twelve Months Ended December 31,
Power Solutions	2019	2018
GAAP income from operations	$13,881	$(95,115)
Restructuring and integration expense	—	—
Acquisition and transition expense	7,725	8,698
Amortization of intangibles	10,994	10,939
Impairments (Goodwill and fixed assets)	244	109,100

Non-GAAP adjusted income from operations (a)	$32,843	$33,622

Non-GAAP adjusted operating margin (1)	17.1%	17.7%
GAAP net sales	$192,100	$189,778

$000s	Twelve Months Ended December 31,
Life Sciences	2019	2018
GAAP income from operations	$28,157	$19,136
Restructuring and integration expense	—	1,336
Acquisition and transition expense	15,353	13,064
Amortization of intangibles	32,526	18,074
Impairments (Goodwill and fixed assets)	—	—

Non-GAAP adjusted income from operations (a)	$76,036	$51,610

Non-GAAP adjusted operating margin (1)	21.1%	20.8%
GAAP net sales	$359,732	$248,173

(1)	Non-GAAP adjusted operating margin = Non-GAAP adjusted income from operations/ GAAP net sales
*	2019 Includes Capacity & Capabilities Dev - $9.1 / Prof Fees - $4.5 / Integration & Transformation - $25.5 / Acq Transaction Costs - $0.0 / Asset Write-Downs/Inventory Step-Up - $0.4

2018 Includes Capacity & Capabilities Dev - $8.2 / Prof Fees - $10.7 / Integration & Transformation - $19.8 / AcqTransaction Costs - $5.9 / Asset Write-Downs/Inventory Step-Up - $4.7

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,
$000s	2019	2018
GAAP net income (loss)	$(14,085)	$(217,424)
Provision (benefit) for income taxes	(4,811)	(1,200)
Interest expense	14,663	14,651
Write-off of unamortized debt issuance cost	594	—
Depreciation and amortization	22,876	19,330
Acquisition and transition expense	12,656	15,482
Non-cash stock compensation	962	(210)
Non-cash foreign exchange (gain) loss on inter-company loans	(157)	(547)
Restructuring and integration expense	—	(10)
Costs related to divested businesses	260	—
Impairments (Goodwill, JV and fixed assets)	244	204,367

Non-GAAP adjusted EBITDA (b)	$33,202	$34,439

Non-GAAP adjusted EBITDA margin (2)	16.7%	17.3%
GAAP net sales	$198,632	$199,477

(2)	Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted EBITDA

	Twelve Months Ended December 31,
$000s	2019	2018
GAAP net income (loss)	$(46,741)	$(262,987)
Provision (benefit) for income taxes	(3,277)	(13,413)
Interest expense	57,155	61,243
Write-off of unamortized debt issuance cost	3,293	19,562
Depreciation and amortization	91,846	71,128
Acquisition and transition expense	38,504	48,922
Non-cash stock compensation	3,885	2,413
Non-cash foreign exchange (gain) loss on inter-company loans	307	2,620
Restructuring and integration expense	(12)	2,127
Costs related to divested businesses	960	—
Impairments (Goodwill, JV and fixed assets)	644	204,367

Non-GAAP adjusted EBITDA (b)	$146,564	$135,983

Non-GAAP adjusted EBITDA margin (2)	17.3%	17.6%
GAAP net sales	$847,451	$770,657

(2)	Non-GAAP adjusted EBITDA margin = Non-GAAP adjusted EBITDA / GAAP net sales

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net

Income (Loss) per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Three Months Ended
	December 31,
$000s	2019	2018
GAAP net income (loss)	$(14,085)	$(217,424)
Pre-tax acquisition and transition expense	13,012	15,822
Pre-tax foreign exchange (gain) loss on inter-company loans	(157)	(547)
Pre-tax restructuring and integration expense	—	(10)
Pre-tax write-off of unamortized debt issuance costs	594	—
Pre-tax amortization of intangibles and deferred financing costs	12,506	9,653
Pre-tax interest expense on cash held from divestiture	—	—
Pre-tax impairments of fixed asset costs	244	5,236
Pre-tax costs related to divested businesses	260	—
Tax effect of adjustments reflected above (c)	(5,444)	(6,368)
Non-GAAP discrete tax adjustments	(1,221)	(403)
Impairments (Goodwill and JV)	—	199,131
Divestiture of Business Segment, exclusive of tax reform	—	7,198

Non-GAAP adjusted net income (loss) (d)	$5,710	$12,287

	Three Months Ended
	December 31,
Amounts per share, diluted	2019	2018
GAAP net income (loss) per diluted share	$(0.35)	$(5.18)
Pre-tax acquisition and transition expense	0.31	0.38
Pre-tax foreign exchange (gain) loss on inter-company loans	(0.00)	(0.01)
Pre-tax restructuring and integration expense	—	(0.00)
Pre-tax write-off of unamortized debt issuance costs	0.01	—
Pre-tax amortization of intangibles and deferred financing costs	0.30	0.23
Pre-tax interest expense on cash held from divestiture	—	—
Pre-tax impairments of fixed asset costs	0.01	0.12
Pre-tax costs related to divested businesses	0.01	—
Tax effect of adjustments reflected above (c)	(0.13)	(0.15)
Non-GAAP discrete tax adjustments	(0.03)	(0.01)
Impairments (Goodwill and JV)	—	4.75
Divestiture of Business Segment, exclusive of tax reform	—	0.17
Preferred stock cumulative dividends and deemed dividends	0.02	—

Non-GAAP adjusted net income (loss) per diluted share (d)	$0.14	$0.29

Weighted average shares outstanding, diluted	42,078	41,959

Reconciliation of Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss) and Net

Income (Loss) per Diluted Share to Non-GAAP Adjusted Net Income (Loss) per Diluted Share

	Twelve Months Ended
	December 31,
$000s	2019	2018
GAAP net income (loss)	$(46,741)	$(262,987)
Pre-tax acquisition and transition expense	39,463	49,262
Pre-tax foreign exchange (gain) loss on inter-company loans	307	2,620
Pre-tax restructuring and integration expense	(12)	2,127
Pre-tax write-off of unamortized debt issuance costs	3,293	19,562
Pre-tax amortization of intangibles and deferred financing costs	51,788	37,741
Pre-tax interest expense on cash held from divestiture	—	3,607
Pre-tax impairments of fixed asset costs	644	5,236
Pre-tax costs related to divested businesses	960	—
Tax effect of adjustments reflected above (c)	(19,433)	(25,094)
Non-GAAP discrete tax adjustments	4,779	570
Impairments (Goodwill and JV)	—	199,131
Divestiture of Business Segment, exclusive of tax reform	—	7,198

Non-GAAP adjusted net income (loss) (d)	$35,049	$38,974

	Twelve Months Ended
	December 31,
Amounts per share, diluted	2019	2018
GAAP net income (loss) per diluted share	$(1.13)	$(8.30)
Pre-tax acquisition and transition expense	0.94	1.56
Pre-tax foreign exchange (gain) loss on inter-company loans	0.01	0.08
Pre-tax restructuring and integration expense	(0.00)	0.07
Pre-tax write-off of unamortized debt issuance costs	0.08	0.62
Pre-tax amortization of intangibles and deferred financing costs	1.23	1.19
Pre-tax interest expense on cash held from divestiture	—	0.11
Pre-tax impairments of fixed asset costs	0.02	0.17
Pre-tax costs related to divested businesses	0.02	—
Tax effect of adjustments reflected above (c)	(0.46)	(0.79)
Non-GAAP discrete tax adjustments	0.11	0.02
Impairments (Goodwill and JV)	—	6.29
Divestiture of Business Segment, exclusive of tax reform	—	0.23
Preferred stock cumulative dividends and deemed dividends	0.02	—

Non-GAAP adjusted net income (loss) per diluted share (d)	$0.83	$1.23

Weighted average shares outstanding, diluted	42,030	31,678

Reconciliation of Operating Cash Flow to Free Cash Flow

	Three Months Ended
	December 31,
$000s	2019	2018
Net cash provided (used) by operating activities	$14,920	$54,154
Acquisition of property, plant and equipment	(12,601)	(17,038)

Free Cash Flow	$2,319	$37,116

	Twelve Months Ended
	December 31,
$000s	2019	2018
Net cash provided (used) by operating activities	$48,526	$40,939
Acquisition of property, plant and equipment	(53,321)	(64,036)

Free Cash Flow	$(4,795)	$(23,097)

Reconciliation of Net Debt

	December 31,	December 31,
$000s	2019	2018
Short term debt & finance lease liability	$22,830	$33,828
Long term debt and finance lease liability (ex- issuance costs)	766,521	817,549

Funded debt	789,351	851,377
Cash and cash equivalents	31,703	17,988

Net debt	$757,648	$833,389

The Company discloses in this presentation the non-GAAP financial measures of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt. Each of these non-GAAP financial measures provides supplementary information about the impacts of acquisition, divestiture and integration related expenses, foreign-exchange impacts on inter-company loans, reorganizational and impairment charges. Over the past five years, we have completed seven acquisitions, two of which were transformative for the Company, and sold two of our businesses. The costs we incurred in completing such acquisitions, including the amortization of intangibles and deferred financing costs, and these divestitures have been excluded from these measures because their size and inconsistent frequency are unrelated to our commercial performance during the period, and which we believe are not indicative of our ongoing operating costs. We exclude the impact of currency translation from these measures because foreign exchange rates are not under management’s control and are subject to volatility. Other non-operating charges are excluded as the charges are not indicative of our ongoing operating cost. We believe the presentation of adjusted income from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income per diluted share, free cash flow and net debt provides useful information in assessing our underlying business trends and facilitates comparison of our long-term performance over given periods.

The non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies may calculate such financial results differently. The Company’s non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to actual income growth derived from income amounts presented in accordance with GAAP. The Company does not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results.

(a) Non-GAAP adjusted income from operations represents GAAP income from operations, adjusted to exclude the effects of restructuring and integration expense; non-operational charges related to acquisition and transition expense, intangible amortization costs for fair value step-up in values related to acquisitions, non-cash impairment charges, and when applicable, our share of income from joint venture operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income from operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income from operations.

(b) Non-GAAP adjusted EBITDA represents GAAP net income (loss), adjusted to include income taxes, interest expense, Interest rate swaps and write-offs, depreciation and amortization, charges related to acquisition and transition costs, non-cash stock compensation expense, foreign exchange gain (loss) on inter-company loans, restructuring and integration expense, income from discontinued operations, and non-cash impairment charges, to the extent applicable. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted EBITDA is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.

(c) This line item reflects the aggregate tax effect of all nontax adjustments reflected in the respective table. NN, Inc. estimates the tax effect of the adjustment items identified in the reconciliation schedule above by applying the applicable statutory rates by tax jurisdiction unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment.

(d) Non-GAAP adjusted net income (loss) represents GAAP net income (loss) adjusted to exclude the tax-affected effects of restructuring and integration charges (related to plant closures and other charges incurred to implement our strategic goals that do not necessarily represent a major strategic shift in operations), charges related to acquisition and transition costs, amortization of intangibles costs for fair value step-up in values related to acquisitions and amortization of deferred financing costs, foreign exchange gain (loss) on inter-company loans, estimated interest expense on cash held from divestiture, non-cash impairment charges, the impact of enactment of the Tax Cut and Jobs Act and income from discontinued operations. We believe this presentation is commonly used by investors and professional research analysts in the valuation, comparison, rating and investment recommendations of companies in the industrial industry. We use this information for comparative purposes within the industry. Non-GAAP adjusted income (loss) from segment operations is not a measure of financial performance under GAAP and should not be considered as a measure of liquidity or as an alternative to GAAP income (loss) from continuing operations.